Exhibit 10.7: Base Salaries of Named Executive Officers
     Effective January 2, 2010, the following are the base salaries (on an annual basis) of the executive officers of Alliance Bankshares Corporation.

William E. Doyle, Jr.*/** Interim President & Chief Executive Officer	$291,500 *

Thomas A. Young, Jr.***	$291,500
President & Chief Executive Officer

Paul M. Harbolick, Jr.	$190,800
Executive Vice President & Chief Financial Officer

Frank H. Grace, III	$195,517
Executive Vice President

Craig W. Sacknoff	$172,963
Executive Vice President

John B. McKenney, III	$139,120
Senior Vice President & Chief Credit Officer

*	Mr. Doyle joined the organization on January 28, 2010; amount shown above is based on a 90 day contract with extensions.

**	Mr. Doyle Became President & Chief Executive officer on May 4, 2010.

***	Mr. Young left the organization on January 29, 2010.